Exhibit 23(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 24, 2012 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Genesee & Wyoming Inc.’s Annual Report on Form 10-K for the year ended December 31, 2011. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Stamford, Connecticut

September 12, 2012